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                                                                  Exhibit 10.8



                              EMPLOYMENT AGREEMENT

              This Employment Agreement (the "AGREEMENT") dated as of December 15, 1998 is entered into between PACIFIC CIRCUITS, INC., a Washington corporation (the "COMPANY"), and Steve Pointer (the "EMPLOYEE").

              In consideration of the promises, covenants and agreements contained herein, and for other good and valuable consideration the adequacy and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

              Section 1.    DEFINITIONS AND USAGE.

              1.1    DEFINITIONS. As used in this Agreement:

                     "CAUSE" means the Employee has (i) been convicted of, or entered a plea of no contest to, a felony or other crime involving moral turpitude, (ii) committed a material act of fraud or dishonesty, (iii) materially breached his fiduciary duties to the Company in a manner which results in a material financial or reputational loss to the Company, (iv) failed to perform in a material manner his properly assigned duties after at least one written warning specifically advising the Employee of his failure and providing him with ten days to resume performance in accordance with his assigned duties, or (v) materially breached his other obligations under this Agreement and has failed to remedy such failure within ten days after receipt of written notice from the Company.

                     "DISABILITY" means a condition pursuant to which the Employee becomes incapacitated due to physical or mental illness and, in the good faith determination of the Board, is unable to perform his duties and responsibilities hereunder and such condition continues, or, in the opinion of a physician selected by the Board, is reasonably likely to continue, for six consecutive months or for periods aggregating six months during any twelve-month period.

                     "EFFECTIVE DATE" means the date of the consummation of the transactions contemplated by the Stock Purchase Agreement.

                     "GOOD REASON" means a material breach by the Company of this Agreement or a material reduction by the Company of the Employee's duties, responsibilities or status within the Company, in each case after the Employee has given the Company written notice of such breach or reduction and a reasonable opportunity to cure.

                     "STOCK PURCHASE AGREEMENT" means the Stock Purchase Agreement, dated as of December 15, 1998, among Circuit Holdings, LLC, Coley and the other stockholders of the Company.

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              1.2    USAGE.

                     (a) References to an individual or entity are also references to its assigns and successors in interest (by means of merger, consolidation or sale of all or substantially all the assets of such individual or entity, as the case may be).

                     (b) References to a document are to it as amended, waived and otherwise modified from time to time and references to a statute or other governmental rule are to it as amended and otherwise modified from time to time (and references to any provision thereof shall include references to any successor provision).

                     (c) References to Sections are to sections hereof, unless the context otherwise requires.

                     (d) The definitions set forth herein are equally applicable both to the singular and plural forms and the feminine, masculine and neuter forms of the terms defined.

                     (e) The term "including" and correlative terms shall be deemed to be followed by "without limitation" whether or not followed by such words or words of like import.

                     (f) The term "hereof" and similar terms refer to this Agreement as a whole.

              Section 2. TITLE; TERM. The Company hereby employs the Employee as its Operations Manager, and the Employee shall serve in such capacity for a period beginning on the Effective Date and ending on December 31, 2001 (the "TERM"). Unless either party provides written notice in accordance with the provisions hereof at least 30 days prior to the end of the Term, the Term shall be extended for one year; PROVIDED, that the Term may be extended pursuant to this Section 2 no more than twice.

              Section 3. DUTIES. During the Term, the Employee shall have supervision and control over and responsibility for such duties as are assigned to the Employee from time to time by the Chief Executive Officer and as are consistent with the Employee's position, and shall report to the Chief Executive Officer. The Employee shall be required to devote substantially all of his business time and energies to the business of the Company.

              Section 4.    COMPENSATION AND BENEFITS.

              4.1 BASE SALARY. As compensation for services rendered pursuant to this Agreement, the Company shall pay the Employee a salary (the "BASE SALARY") at the per annum rate set forth on Schedule A attached hereto, payable in periodic installments.


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              4.2    EMPLOYEE BENEFITS. The Employee shall be entitled to
participate in the retirement, health and welfare benefit programs available generally to senior executives of the Company. The Employee acknowledges that pursuant to the terms of the Stock Purchase Agreement, the Company's qualified Profit Sharing Plan will be amended to exclude the Employee as an eligible participant in employer profit sharing contributions made in plan years after plan year 1998.

              4.3 VACATION AND OTHER LEAVE TIME. The Employee shall be entitled during each year of the Term to three weeks of vacation time without reduction in pay (which vacation time shall be pro-rated for any partial year that the Employee is employed during the Term). The Employee shall be entitled to time off for sick and personal leave and all legal holidays without reduction in pay, in accordance with policies established by the Company.

              4.4 ANNUAL INCENTIVE COMPENSATION. The Employee shall be eligible to participate in the Pacific Circuits, Inc. Cash Incentive Compensation Plan and for 1999 shall be awarded not less than the number of units awarded thereunder set forth on Schedule A attached hereto, subject to the terms of such plan.

              4.5 STOCK OPTIONS. The Employee shall be eligible to participate in the Pacific Circuits, Inc. Management Stock Option Plan and shall be awarded not less than the number of stock options awarded thereunder on the Effective Date set forth on Schedule A attached hereto, subject to the terms of such plan.

              4.6 RETENTION BONUS. The Employee shall be eligible to participate in the retention bonus plan to be established by the Company pursuant to the terms of the Stock Purchase Agreement and shall be awarded a retention bonus under such plan in the amount set forth on Schedule A attached hereto, subject to the terms of such plan.

              Section 5. REIMBURSEMENT OF EXPENSES. The Company shall reimburse the Employee for his reasonable and necessary out-of-pocket expenditures incurred on behalf of the Company and in furtherance of the Employee's duties hereunder, subject to reasonable record keeping and expense guidelines established by the Company for all senior executives.

              Section 6. CONFIDENTIAL INFORMATION. The Employee will hold in strict confidence and not disclose to any person or entity without the express prior authorization of the Company, any confidential proprietary information, and manufacturing and marketing data, techniques, processes, formulas, developmental or experimental work, work in progress, business methods, and trade secrets relating to the products, services, customers, sales or business affairs of the Company. The Employee further agrees that he will not make use of any of the above at any time after termination of his employment so long as such information is maintained confidential and secret by the Company. The Employee acknowledges that all work product and inventions generated by the Employee on behalf of the Company during the Employee's employment is the property of the Company and the Employee hereby agrees to assign all right,


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title and interest thereto to the Company. The preceding sentence shall not apply to an invention that qualifies fully under Wash. Rev. Code
Section 49.44.140(1). Upon termination of employment, the Employee shall deliver to the Company all documents, records, notebooks, work papers and all similar repositories containing any confidential and proprietary information concerning the Company or any subsidiary, whether prepared by the Employee, the Company or anyone else, received by the Employee in his capacity as an officer or employee and not in respect of shares of the Company owned directly or indirectly.

              Section 7. CERTAIN COVENANTS. In consideration of his employment hereunder, the Employee agrees as follows:

                     7.1 The Employee agrees that he will not (i) at any time during or after the Term, make any claim that the Employee has any ownership right or interest, of any kind or nature whatsoever, in or to any products, methods, practices, processes, discoveries, ideas, improvements, devices, creations, business plans or systems, or inventions relating to the business of Company or any subsidiary,
       (ii) during the Term and for a period of 18 months thereafter (the "RESTRICTED PERIOD"), for himself or on behalf of or in conjunction with any third party, hire any person who is then an employee of Company or its subsidiaries or induce or entice any employee of Company or its subsidiaries to leave his employment, or (iii) during the Restricted Period, directly or indirectly, on his own behalf or in the service or on behalf of others, solicit, divert or appropriate, or attempt to solicit, divert or appropriate any customers of the Company or its subsidiaries

                     7.2 During the Restricted Period, the Employee will not directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director or otherwise with, or have any financial interest in, any business which is in competition with the Company or any of its affiliates in any geographic areas where such business is being conducted during such period. In the event that the Employee's employment terminates pursuant to Section 8.2, the "Restricted Period" for purposes of this Section 7.2 shall be twelve months following the Employee's termination of employment.

                     7.3 In the event any court or arbitrator shall refuse to enforce any portion of the covenants in this Section 7, then such unenforceable portion shall be deemed eliminated and severed from said covenant for the purpose of said court's proceedings to the extent necessary to permit the remaining portions of the covenants to be enforced.


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              Section 8.    TERMINATION OF EMPLOYMENT.

              8.1 TERMINATION BY THE COMPANY FOR CAUSE OR BY THE EMPLOYEE OTHER THAN FOR GOOD REASON. The Company may terminate the Term and this Agreement for Cause at any time without prior notice to the Employee. The Employee may terminate the Term and this Agreement other than for Good Reason at any time upon three months' notice to the Board. Upon termination of the Employee's employment (i) by the Company for Cause or (ii) by the Employee other than for Good Reason, the Company shall have no further obligations to the Employee hereunder.

              8.2 TERMINATION BY THE COMPANY WITHOUT CAUSE OR BY THE EMPLOYEE FOR GOOD REASON. The Company may elect to terminate the Term and this Agreement without Cause and the Employee may terminate the Term and this Agreement for Good Reason. In the event that the Employee's employment is terminated under this Section 8.2, the Employee shall be entitled to receive
(a) the continued payment of his Base Salary until the first anniversary of the date of termination; PROVIDED, HOWEVER, that any amount of severance payable under this Section 8.2 shall be reduced by any other compensation received by the Employee prior to the first anniversary of the date of termination, and (b) the continuation for a period of one year of welfare benefits to the Employee and his family on a basis substantially equivalent to those which would have been provided to them in accordance with the welfare plans, programs and arrangements of the Company had the Employee's employment not terminated; PROVIDED, HOWEVER, that such benefit continuation shall cease in the event that the Employee and his family obtain comparable welfare benefit coverage from any subsequent employer. On or prior to the date that the Company commences payment or continuation of benefits under this Section 8.2, the Employee shall execute and deliver a release of claims in favor of the Company in form and substance satisfactory to the Company and all applicable revocation periods shall expire.

              8.3 TERMINATION DUE TO DEATH OR DISABILITY. This Agreement shall terminate automatically upon the Employee's death and may be terminated in the discretion of the Company in the event of Employee's Disability and, upon either such termination, the Company shall have no further obligations to the Employee hereunder. In the event of termination due to Disability, the Employee shall be entitled to long-term disability benefits under any such policy maintained by the Company in which the Employee participates at the time of termination.

              Section 9.    TAX MATTERS.

              9.1 WITHHOLDING. All payments required to be made by the Company hereunder to the Employee or his estate or beneficiaries shall be subject to the withholding of such amounts as the Company may reasonably determine should be withheld pursuant to any applicable federal, state or local law or regulation now applicable or that may be enacted and become applicable in the future.

              9.2 TAX CONSEQUENCES. The Company shall have no obligation to any person entitled to the benefits of this Agreement with respect to any tax obligation any such person may


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incur as a result of or attributable to this Agreement or arising from any payments made or to be made hereunder. Nothing contained herein shall be construed as a warranty or representation of any kind by the Company to the Employee with respect to the tax consequences of matters contemplated by this Agreement.

              Section 10. NOTICES. All notices given pursuant to this Agreement shall be in writing and shall be made by hand-delivery, first-class mail (registered or certified, return receipt requested), telecopier, or overnight air courier guaranteeing next business day delivery to the relevant address specified in this Section 10. Except as otherwise provided in this Agreement, each such notice shall be deemed given: (a) at the time delivered, if personally delivered or mailed; (b) when receipt is acknowledged, if telecopied; and (c) the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next business day delivery.

                            Pacific Circuits, Inc.
                            17550 N.E. 67th Court
                            Redmond, WA 98052
                            Attn.:  Board of Directors
                            Telephone: (425) 883-7575
                            Telecopier: (425) 882-1268

                            Shearman & Sterling
                            555 California Street, Suite 2000
                            San Francisco, CA 94104
                            Attention: Christopher D. Dillon, Esq.
                            Telephone: (415) 616-1100
                            Telecopier: (415) 616-1199

                            If to Employee, to the address set forth on the signature page hereof.

Any party may change its address by written notice to the other party hereto given in the manner provided above.

              Section 11. WAIVER. No waiver of any default under this Agreement shall constitute or operate as a waiver of any subsequent default, and no delay, failure or omission in exercising or enforcing any right, privilege or option hereunder shall constitute a waiver, abandonment or relinquishment thereof. No waiver of any provision hereof by any party hereto shall be deemed to have been made unless or until such waiver shall have been reduced to a writing signed by the party making such waiver. Failure by any party to enforce any of the terms, covenants or conditions of this Agreement for any length of time or from time to time shall not be deemed to waive or decrease the rights of such party to insist thereafter upon strict performance by the other parties.

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              Section 12.   AMENDMENTS. This Agreement may not be amended or
terminated other than by a written instrument signed by each of the parties hereto. No amendment to this Agreement or interpretation hereof or any waiver or modification of any of the provisions hereof may be made on behalf of Company without the approval of its Board of Directors.

              Section 13. INJUNCTIVE RELIEF. The Employee acknowledges that in the event of his breach of any provision in Section 6 or 7 hereof, the Company will be without an adequate remedy at law. The Employee therefore agrees that in the event of such a breach, the Company may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach, by seeking or obtaining any such relief, and the Company will not be precluded from seeking or obtaining any other relief to which it may be entitled.

              Section 14. ARBITRATION. Subject to the Company's right to pursue injunctive relief pursuant to Section 13, any dispute about the validity, interpretation, effect or alleged violation of this Agreement (an "arbitrable dispute") must be submitted to confidential arbitration in Seattle, Washington. Arbitration shall take place before an experienced employment arbitrator licensed to practice law in Washington and selected in accordance with the Model Employment Arbitration Procedures of the American Arbitration Association. Arbitration shall be the exclusive remedy of any arbitrable dispute. Should any party to this Agreement pursue any arbitrable dispute by any method other than arbitration, the other party shall be entitled to recover from the party initiating the use of such method all damages, costs, expenses and attorneys' fees incurred as a result of the use of such method. Notwithstanding anything herein to the contrary, nothing in this Agreement shall purport to waive or in any way limit the right of any party to seek to enforce any judgment or decision on an arbitrable dispute in a court of competent jurisdiction.

              Section 15. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto.

              Section 16. GOVERNING LAW. This agreement shall be governed by and construed in accordance with the laws of the State of Washington, without giving regard to the conflict of laws principles thereof.

              Section 17. SECTION HEADINGS. Section headings are for convenience of reference only and shall not affect the meaning of any provision of this Agreement.

              Section 18. ENTIRE AGREEMENT. This Agreement supersedes all prior agreements between or among any of the parties hereto with respect to the subject matter contained herein, and this Agreement together with the other agreements referred to herein embodies the entire understanding among the parties relating to such subject matter.

              Section 19. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement in any circumstance shall not affect the validity or enforceability of such provision in any other circumstance or the validity or enforceability of any other provision of this


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Agreement, and, except to the extent such provision is invalid or unenforceable, this Agreement shall remain in full force and effect. Any provision in this Agreement which is prohibited or unenforceable in and jurisdiction shall, as to such jurisdiction, be effective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof in such jurisdiction, any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.


                                   PACIFIC CIRCUITS, INC.


                                   By:  /s/ Jeffrey W. Goettman
                                      -------------------------------------
                                      Name:  Jeffrey W. Goettman
                                      Title: Secretary


                                   EMPLOYEE


                                     /s/ Steve Pointer
                                   ----------------------------------------
                                   Steve Pointer
                                   Print Address:
                                                  13999 SEAVIEW  WAY
                                                  ANACORTES WA 98221


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                                   SCHEDULE A


                                  COMPENSATION



BASE SALARY:                                            $107,500


CASH INCENTIVE COMPENSATION PLAN 1999 AWARD:            9.5
(in number of units awarded for 1999)


MANAGEMENT STOCK OPTION PLAN:                           577.50
(in number of options granted on the Effective Date)


RETENTION BONUS:                                        $1,500,000